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                                                               Exhibit 23.1.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated August 15, 1995 (except for Note H to the consolidated financial statements as to which the date is August 30, 1995) accompanying the consolidated financial statements and schedule of Jaco Electronics, Inc. as of June 30, 1994 and 1995 and for each of the three years in the period ended June 30, 1995 contained in this annual report of Jaco Electronics, Inc. on Form 10-K/A for the year ended June 30, 1995. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 33-89994, effective March 3, 1995).


                                         GRANT THORNTON LLP

                                         GRANT THORNTON LLP



Melville, New York
October 12, 1995